Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form F-4  of International Game Technology PLC of our report dated November 25, 2014 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in International Game Technology’s Annual Report on Form 10-K for the year ended September 27, 2014.

/s/ PricewaterhouseCoopers LLP

San Jose, CA
April 6, 2015